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                                                                    EXHIBIT 10.3

                           CONSULTING AGREEMENT



     THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of the 2nd day of November, 1999, and shall be effective as of the 1st of July, 1999 by and between TELEMONDE, INC., a Nevada corporation (the "Company") and GOTTFRIED VON BISMARCK (the "Consultant").

     WHEREAS, the Company is a facilities-based supplier of networking services in the global telecommunications industry; and

     WHEREAS, the Consultant is currently a director and officer of the Company and has substantial knowledge about the operations of the Company, as well as expertise in the global telecommunications industry; and

     WHEREAS, the Company desires to utilize the experience and expertise of the Consultant, and the Consultant desires to provide such services on the terms and conditions set forth herein; and

     WHEREAS, the Consultant will participate in the use and development of confidential and proprietary information about the Company, its customers and suppliers, and the methods used by the Company in competition with other companies in the global telecommunications industry, as to which the Company desires to fully protect it rights and privileges.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Duties of the Consultant.

          (a) During the Consultation Period (as hereinafter defined) the Consultant agrees to provide such advice, counsel, assistance and services as are reasonably requested by the Company. Such duties shall include without limitation: (1) responsibility for developing the Company's business relationships and sales in the German speaking areas; and (2) acting as the Company's lead officer for a possible initial public offering on the Deutsche Neuwe Market. The Consultant shall report directly to Adam Bishop on a regular basis.

          (b) The "Consultation Period" shall mean the period commencing on the date hereof and terminating on the first anniversary date of this Agreement; provided, however, that the Consultation Period shall automatically be extended for successive periods of three months thereafter, unless either the Company or the Consultant shall give sixty
     (60) days' prior written notice to the other that it or he wishes to terminate this Agreement upon the expiration of its then current term.

          (c) During the Consultation Period, the Consultant shall be required to devote such of his time and efforts to the business of the Company as reasonably required by it, it being understood however that the Consultant is not expected to devote his full time and efforts to the affairs of the Company.
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          (d) The Consultant shall be an employee of the Company. The Company shall provide the Consultant with a reasonable work area at the Company and with such support services as shall be reasonably necessary for him to fulfill his duties hereunder. The Consultant shall be entitled to receive all of the benefits generally available to employees of the Company.

     2. Compensation to the Consultant. In consideration for the services of the Consultant, the Company agrees to pay the Consultant a consulting fee of one hundred twenty thousand U. S. dollars (U. S. $120,000) per annum, payable in equal monthly installments of ten thousand U. S. dollars (U. S. $10,000) on the first day of each month during the Consultation Period. The Consultant shall also be reimbursed by the Company, upon the presentation of invoices, receipts or other evidence acceptable to the Company, for reasonable expenses incurred while performing tasks which he specifically has been asked to perform by the Company.

     3. Competition; Confidential Information. The Consultant and the Company recognize that due to the nature of his relationship with the Company, the Consultant has had and will have access to, and has acquired and will acquire, and has assisted and will assist in developing, confidential and proprietary information relating to the business and operations of the Company, including, without limiting the generality of the foregoing, information with respect to the present and prospective accounts, products, systems, clients, customers, agents, and sales and marketing methods of the Company. The Consultant acknowledges that such information has been and will be of central importance to the Company's business and that disclosure of it to or its use by others could cause substantial loss to the Company. The Consultant and the Company also recognize that an important part of the Consultant's duties will be to maintain and develop goodwill for the Company through his personal contact with the Company's clients, and that there is a danger that this goodwill, a proprietary asset of the Company, may follow the Consultant if and when his relationship with the Company is terminated. The Consultant accordingly agrees as follows:

          (a) During the Consultation Period and for a period of twelve months following the Consultation Period, he will not directly or indirectly, in any capacity (as an individual for his own account, or as a partner or joint venturer, or broker, or as an officer, director or shareholder of a corporation) engage in the telecommunications business other than for the Company.

          (b) For a period of twelve months following the Consultation Period, the Consultant will not call upon, directly or indirectly, in any capacity (as an individual for his own account, or as a partner or joint venturer, or broker, or as an employee, agent or salesperson for any other person, corporation, partnership or association) to solicit any telecommunications business from any of the customers of the Company nor shall he during the Consultation Period and for a period of twelve months following the Consultation Period in any manner interfere with or divert such customers or render assistance in any way to any competitor of the Company in order to interfere with or divert, solicit or service any customers of the Company.

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     4.   Nondisclosure of Confidential Information. Consultant agrees that during and after the Consultation Period he will not disclose any confidential information obtained by him as a result of his association with the Company including, but not limited to, Company accounts and methods or plans used by Company to carry on its business, all of which Consultant acknowledges to be confidential and to which Company has a proprietary interest.

     5. Survival. The covenants and warranties of the Consultant made herein shall survive the termination of this Agreement.

     6. Entire Agreement. This Agreement is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

     7. Enforcement. Immediate and irreparable injuries or damages will result to the Company in the event of a breach of the covenants herein made and, therefore, in the event of the breach of said covenants, the Company shall be entitled, in addition to any other remedy or damages otherwise available, to an injunction to restrict the violation hereof by the Consultant, his partners, agents, servants, employers, and all persons acting for or with him; it is agreed that if the scope of any restriction herein expressed is too broad to permit enforcement of such restriction to its full extent, then the Consultant agrees and consents to the enforcement of such restriction to the maximum extent permitted by law.

     8. Damages. In the event Consultant engages in conduct which is prohibited under this Agreement, the Company shall be entitled to liquidated damages in an amount equal to the greater of (a) fifty percent (50%) of the Consultant's compensation from the Company for the last-completed calendar year, plus attorneys' fees, court costs, and any other costs reasonably incurred by the Company in exercising its rights hereunder or (b) seventy-five percent (75%) of the revenues realized by the Consultant as a result of the Consultant's breach which shall continue to be due and payable until expiration of the twenty-four (24) month period following cessation of such breach, notwithstanding the stated terms of this Agreement. Further, it is expressly understood that said liquidated damages are due regardless of whether the relationship between the parties has been terminated prior to such breach.

     9. Attorneys' Fees. Should any action be brought by the Company to enforce this Agreement or for the breach of any of the terms, conditions or covenants in this Agreement, the Company shall be entitled, if it shall prevail, to recover reasonable attorney's fees to be fixed by the Court, together with costs of suit therein incurred.

     10. Notices. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing, mailed by certified mail, return receipt requested, to its office at Telemonde, Inc., 200 Madison Avenue, Suite 502, New York, New York 10016, or such other address as the Company may hereinafter designate in writing. Any notice to be given to the Consultant hereunder shall be deemed sufficient if addressed to him in writing, mailed by certified mail, return receipt requested, to him at
___________________________________

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_________________________________ or such other address as the Consultant may hereinafter designate in writing.

     11. Waiver. Failure by the parties to insist in any one or more instances upon the performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder, or the future performance of any such term, covenant, condition or obligation of either party with respect hereto, and all terms and conditions of this Agreement shall continue in full force and effect.

     12. Construction. This Agreement is entered into and shall be construed and governed in accordance with the laws of the State of New York.

     13. Invalid Provisions. The invalidity or any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     14. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto and their successors and permitted assigns. This Agreement may not be assigned by either party without the written consent of the other.

     15. Captions. All headings contained in this Agreement are for convenience of reference only and shall not be interpreted to expand or limit any provision hereof.

     IN WITNESS WHEREOF, the Consultant and the Company have caused this Agreement to be duly executed as of the date first above written.

                              TELEMONDE, INC.

                              /s/ Adam Bishop

                              By:_______________________________________

                              Its: President


                              /s/ Gottfried Von Bismarck
                              ------------------------------------------
                              GOTTFRIED VON BISMARCK

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